UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

ORBITAL TRACKING CORP.

(Exact name of registrant as specified in its charter)

Nevada	00-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (305)-560-5355

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2019 (the “Issue Date”), Orbital Tracking Corp. (the “Company”) entered into a Note Purchase Agreement (the “NPA”) by and among the Company and the lenders set forth on the lender schedule to the NPA (the “Lenders”), as amended by that certain Amendment to Note Purchase Agreement (the “Amendment,” and, together with the NPA, the “Agreement”) by and among the Company and the Lenders. Pursuant to the NPA, the Company issued sold an aggregate principal amount of $650,000 of its convertible promissory notes. Pursuant to the Amendment, the Company reserved the right to issue and issued an additional 20% of the $650,000 principal amount of its convertible promissory notes or $130,000 of its convertible promissory notes. In total, pursuant to the Agreement, the Company issued an aggregate principal amount of $805,000 of its convertible promissory notes (the “Notes”). This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder (the “Indebtedness”) have not been converted into shares of common stock of the Company (“Common Stock”). Interest on the Notes will accrue on a simple interest, non-compounded basis and will be added to the principal amounts on the Maturity Date or such earlier date as may be due upon an Event of Default (as defined below), at which time all Indebtedness will be due and payable, unless earlier converted into Conversion Shares (as defined below). In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement.

The Notes are general, unsecured obligations of the Company.

The proceeds of the Notes will be used to repay certain outstanding indebtedness of the Company and for general corporate purposes.

The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at the Issue Date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion.

The Agreement contains customary representations and warranties and customary affirmative and negative covenants. These covenants include, among other things, certain limitations on the ability of the Company to: (i) pay dividends on its capital stock; (ii) make distributions in respect of its capital stock; (iii) acquire shares of capital stock; and, (iv) sell, lease or dispose of assets.

Pursuant to the Agreement, the Holders are granted demand registration rights and pre-emptive rights as set forth in the Agreement.

The Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency (each, an “Event of Default”). Upon the occurrence of an Event of Default, a majority of the Holders may accelerate the maturity of the Indebtedness.

The foregoing description of the NPA and the Amendment is qualified in its entirety by reference to the full text of such agreements and all exhibits thereto, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On May 13, 2019, the Company entered into two consulting agreements (each, a “Consulting Agreement” and together, the “Consulting Agreements”) with unrelated third parties to provide capital raising advisory services and business growth and development services, each for a term of six months. In exchange for such services, each consultant will receive (i) a Note in the amount of $44,000 issued pursuant to the Agreement, (ii) a Note in the amount of $12,500 with a maturity of three years bearing interest at a rate of 6% per annum with an optional right of conversion, (iii) payment of a retainer ranging from $10,000 to $30,000, and (iv) monthly payments ranging from $5,000 to $10,000 for six months.

The foregoing description of the Consulting Agreements is qualified in its entirety by reference to the full text of the form of Consulting Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Company’s issuance of the Notes and the issuance of Company common stock in the event of any future exercise of the optional right of conversion is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Note Purchase Agreement by and among the Company and the lenders set forth on the lender schedule to the Note Purchase Agreement dated May 13, 2019.
10.2	Amendment to Note Purchase Agreement by and among the Company and the lenders set forth on the lender schedule to the Note Purchase Agreement dated May 13, 2019.
10.3	Form of Consulting Agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orbital Tracking Corp.

Date: May 15, 2019	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	President and Chief Executive Officer